EXHIBIT 99.1

Camco Financial Announces Quarterly Cash Dividend

CAMBRIDGE, Ohio, March 28, 2008 (PRIME NEWSWIRE) -- Camco Financial Corporation (Nasdaq:CAFI) today announced a quarterly cash dividend of $0.15 cents per share. The dividend was declared March 28, 2008, for shareholders of record on April 7, 2008, and is payable on April 18, 2008.

Camco Financial Corporation, holding company of Advantage Bank, is a multi-state financial services holding company headquartered in Cambridge, Ohio. Advantage Bank and its affiliate, Camco Title Agency, offer relationship banking that includes commercial, small business and consumer financial services, internet banking and title insurance services from twenty-eight offices in Ohio, Kentucky and West Virginia.

Additional information about Camco may be found on Camco's web site at www.camcofinancial.com.

The Camco Financial Corporation logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=4639

CONTACT:  Camco Financial Corporation
          Richard C. Baylor, Chairman, President and Chief Executive
           Officer
            740-435-2040
          Eric S. Nadeau, Senior Vice President, Chief Financial
           Officer and Treasurer
            740-435-2044